Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

________________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ACLARION, INC.

________________________

(Name of Registrant as Specified in its Charter)

________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) and 0-11

ACLARION, INC.

8181 ARISTA PLACE, SUITE 100

BROOMFIELD, COLORADO 80021

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To be Held December [***], 2023

Notice is hereby given that the 2023 Annual Meeting of Stockholders, or the Annual Meeting, of Aclarion, Inc., will be held on December [***], 2023 at 9:30 a.m. Mountain Time. The Annual Meeting will be held at the offices of Aclarion, Inc., 8181 Arista Place, Suite 100, Broomfield, Colorado 80021.

The purpose of the Annual Meeting is the following:

1.	To elect seven director nominees to our board of directors, to serve until the Company’s 2023 annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal (the “Director Proposal” or “Proposal No. 1”);

2.	To ratify the appointment of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (the “Auditor Proposal” or “Proposal No. 2”);

3.	To authorize, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, pursuant to the Company’s Equity Line of Credit (as defined herein) (the “ELOC Issuance Proposal” or “Proposal No. 3”); and

4.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only Aclarion, Inc. stockholders of record at the close of business on November [***], 2023, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You can find more information on each of the matters to be voted on at the Annual Meeting, including information regarding the nominees for election to our board of directors, in the accompanying proxy statement. The board of directors recommends a vote “FOR” the election of the seven director nominees, “FOR” the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2023, and “FOR” the ELOC Issuance Proposal, as disclosed in the accompanying proxy statement.

This Proxy Statement and our 2022 Annual Report are available at www.aclarion.com.

Your vote is important. Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person, by submitting your proxy via the Internet at the address listed on the proxy card.

By order of the Board of Directors,

/s/ Brent Ness
Brent Ness
Chief Executive Officer

Broomfield, Colorado

November [**], 2023

Table of Contents

PROXY STATEMENT	1
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	8
PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF HAYNIE & COMPANY AS ACLARION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	13
PROPOSAL NO. 3 – APPROVAL OF ELOC ISSUANCE PROPOSAL	16
CORPORATE GOVERNANCE	19
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	31
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	32
PRINCIPAL STOCKHOLDERS	33
REPORT OF THE AUDIT COMMITTEE	34
HOUSEHOLDING	35
STOCKHOLDER PROPOSALS	35
WHERE YOU CAN FIND MORE INFORMATION	36
ANNUAL REPORT	36
OTHER MATTERS	36

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ACLARION, INC.

8181 Arista Place, Suite 100

Broomfield, CO 80021

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER [***], 2023

This proxy statement contains information about the 2023 Annual Meeting of Stockholders, or the Annual Meeting, of Aclarion, Inc., which will be held on December [***], 2023 at 9:30 a.m. Mountain Time. The Annual Meeting will be held at the offices of Aclarion, Inc., 8181 Arista Place, Suite 100, Broomfield, CO 80021. You may only attend the Annual Meeting in person.

The board of directors of Aclarion, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Aclarion, Inc.,” “Aclarion,” the “Company,” “we,” “us,” “our,” and similar designations refer to Aclarion, Inc. and, where appropriate, our subsidiaries. The mailing address of our principal executive office is Aclarion, Inc., 8181 Arista Place, Suite 100, Broomfield, CO 80021.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our Corporate Secretary written notice to that effect.

We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2022, or the 2022 Annual Report, available to stockholders on or about November [**], 2023.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in April 2022; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on December [***], 2023:

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The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2022 are being mailed to our stockholders on or about November [***]. These materials are also available materials available at: www.aclarion.com.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at www.sec.gov.

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ACLARION, INC.

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Brent Ness, Chief Executive Officer, and John Lorbiecki, Chief Financial Officer, as your proxies for the Annual Meeting and you are authorizing Mr. Ness and Mr. Lorbiecki to vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission, or “SEC,” to give you when we ask you to sign a proxy card designating Mr. Ness and Mr. Lorbiecki as proxies to vote on your behalf.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

On or about November [***], 2023, we intend to begin mailing to each stockholder of record entitled to vote at the Annual Meeting the Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2022. Only stockholders who owned our common stock on November [***], 2023 are entitled to vote at the Annual Meeting.

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the Annual Meeting and any adjournment and postponement thereof. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting at the Company’s offices in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card or vote over the Internet or by mail.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on November [***], 2023.

Who may attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. You may only attend the Annual Meeting in person. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the record date.

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How do I attend the Annual Meeting?

The Annual Meeting will be held on December [***], 2023, at 9:30 a.m. Mountain Time. The Annual Meeting will be held at the offices of Aclarion, Inc., 8181 Arista Place, Suite 100, Broomfield, Colorado 80021. You may only attend the Annual Meeting in person. Information on how to vote your shares in connection with the Annual Meeting is discussed below.

Who is entitled to vote?

The board of directors has fixed the close of business on November [***], 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

There were [********] shares of our common stock outstanding on November [***], 2023, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of the record date is entitled to one vote for each share of our common stock held by such stockholder.

What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. See below for information on how shares held in street name will be voted without instructions being provided by the beneficial owner.

How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

•	By Internet (before the Annual Meeting). You may vote at www.vstocktransfer.com/proxy, 24 hours a day, seven days a week, by following the instructions at that site for submitting your proxy electronically. You will be required to enter the 16-digit control number provided in the Notice of Availability or the proxy card. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time on December [***], 2023.
•	By Mail. If you requested and received a printed copy of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Votes submitted through the mail must be received prior to December [***], 2023.
•	During the Annual Meeting. If you are a stockholder of record as of the record date, you may vote in person by attending the Annual Meeting in person. Submitting a proxy prior to the Annual Meeting will not prevent stockholders from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person at the Annual Meeting.

If the Annual Meeting is adjourned or postponed, the deadlines above may be extended.

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If you are a beneficial owner of shares held in “street name” by your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from your broker, bank or other nominee rather than from us. The voting deadlines and availability of Internet voting for beneficial owners of shares will depend on the voting processes of the broker, bank or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies in the proxy card may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy by (1) following the instructions on the proxy card and submitting a new vote by Internet or mail using the procedures described in the “How do I Vote?” section above before the applicable deadline, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) filing an instrument in writing revoking the proxy or submitting another duly executed proxy card bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Aclarion, Inc., 8181 Arista Place, Suite 100, Broomfield, CO 80021, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our bylaws provide that a majority of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Abstentions are included in the tabulation of the voting results on any such proposal and, therefore, will have the same effect as a vote against any such proposal.

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Broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 (Election of Directors) and Proposal No. 3 (ELOC Issuance Proposal) are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these proposals, your broker, bank or other nominee may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 (Ratification of Auditors) is considered to be a discretionary item, and your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you.

What vote is required to adopt each proposal?

Each share of our common stock outstanding on the record date is entitled to one vote on any proposal presented at the Annual Meeting.

For Proposal No. 1, the election of directors, the nominees must receive a plurality of the votes properly cast on the proposal, meaning that the five director nominees receiving the most votes will be elected. Shares voting “withheld” and broker non-votes will have no effect on the outcome of Proposal No. 1. Cumulative voting is not permitted for the election of directors.

Proposal No. 2, the ratification of our independent registered public accounting firm, requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal.

Proposal No. 3, the ELOC Issuance Proposal, requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We will also reimburse brokers, banks, custodians, other nominees, and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

How may stockholders submit matters for consideration at an annual meeting?

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is convened more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received not later than the close of business on the later of (i) the 90th day prior to the scheduled date of such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting was first made.

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In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2024 must also satisfy the requirements of SEC Rule 14a-8 under the Exchange Act. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. We intend to hold the 2024 annual meeting in late May or early June, 2024. Therefore, we intend to publicly announce the date of the 2024 annual meeting and the Rule 14a-8 deadline in early 2024.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K, or Form 8-K, to be filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our board of directors currently consists of seven members.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be fixed from time to time by resolution of the majority of our board of directors. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote at an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated each of Jeffrey Thramann, Brent Ness, Scott Breidbart, Steve Deitsch, David Neal, William Wesemann and Amanda Williams for election as directors at the Annual Meeting. The nominees are presently directors, and each has indicated a willingness to continue to serve as a director, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.

Nominees for Election as Directors

The following table identifies our director nominees, and sets forth their principal occupation and business experience during the last five years and their ages as of September 30, 2023.

Name	Age	Position(s) held	Served as a Director Since

Jeff Thramann, M.D.	59	Executive Chairman and Director	2020(1)
Brent Ness	57	Chief Executive Officer, President and Director	2021(2)
Scott Breidbart, M.D.	67	Director	(3)
Steve Deitsch	52	Director	(3)
David Neal	52	Director	(4)
William Wesemann	66	Director	(4)
Amanda Williams	46	Director	(3)

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(1)	Dr. Thramann has been a director since 2020. He was appointed Executive Director as of March 2021, and became Executive Chairman as of April 21, 2022.
(2)	Mr. Ness was appointed CEO and a director on September 15, 2021.
(3)	Ms. Williams, Mr. Deitsch, and Dr. Breidbart have been directors since April 21, 2022.
(4)	Mr. Wesemann and Mr. Neal have been directors since 2016.

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Jeff Thramann, M.D., Executive Chairman and Director: Jeff Thramann has been a director since September, 2020. He was also an executive Director since March 2021, which is an executive officer of the Company. He transitioned to Executive Chairman at the time of our April 2022 IPO. He oversees strategic initiatives, capitalization and governance at the company. This includes day-to-day involvement in working with senior management to establish the strategic vision of the Company, assist in KOL development, work with the Chief Executive Officer and Chief Financial Officer on financial plans, clinical reimbursement and product strategies, and assisting the Chief Executive Officer in recruitment and hiring of senior executives and the pursuit of business development activities. His responsibilities also include leading investor relations efforts, building the board of directors and leading board meetings. Dr. Thramann is currently the founder and Executive Chairman of Auddia Inc. (NASDAQ: AUUD), a technology company that is reinventing how consumers interact with audio through an AI platform that enables unique consumer experiences across radio and podcast listening. Dr. Thramann founded Auddia Inc. in January 2012. In 2002, Dr. Thramann was the founder (and became the chairman) of Lanx, LLC (“Lanx”). Lanx was an innovative medical device company focused on the spinal implant market that created the interspinous process fusion space with the introduction of its patented Aspen product. Lanx was sold to Biomet, Inc., an international orthopedic conglomerate, in November, 2013. Concurrent with Lanx, in July, 2006 Dr. Thramann was the founder and chairman of ProNerve, LLC (“ProNerve”). ProNerve was a healthcare services company that provided monitoring of nerve function during high-risk surgical procedures affecting the brain and spinal cord. ProNerve was sold to Waud Capital Partners, a private equity firm, in 2012. Prior to ProNerve and concurrent with Lanx, Dr. Thramann was the founder and chairman of U.S. Radiosurgery (“USR”). USR is a healthcare services company that provides advanced radiosurgical treatments for tumors throughout the body. USR became the largest provider of robotic guided CyberKnife treatments of such tumors in the U.S. and was sold to Alliance Healthcare Services (NASDAQ: AIQ) in April, 2011. From July, 2001 through April, 2008, Dr. Thramann was the founder and senior partner of Boulder Neurosurgical Associates, a neurosurgical practice serving Boulder County, Colorado. Dr. Thramann is the named inventor on over 100 U.S. and international issued and pending patents. He completed his neurosurgical residency and complex spinal reconstruction fellowship at the Barrow Neurological Institute in Phoenix, AZ, in June, 2001. He is a graduate of Cornell University Medical College in New York City and earned his Bachelor of Science degree in electrical engineering management at the U. S. Military Academy in West Point, NY.

Brent Ness, Chief Executive Officer. Mr. Ness became our Chief Executive Officer on September 15, 2021. From December 2019 through April 2021, he was a consultant and then became President and Chief Commercial Officer of Cleerly, Inc. (“Cleerly”). Cleerly is a developer of an AI enabled non-invasive digital care pathway aimed at improving clinicians understanding of their patients’ risk of sudden coronary death. At Cleerly, Mr. Ness co-led efforts to create a partnership with Canon, Inc. who co-markets Cleerly solutions as part of their offerings. From March 2016 to December 2019, Mr. Ness was the Chief Operating Officer of Mighty Oak Medical (“Mighty Oak”) whose principal products progressed from pre-FDA clearance through an international full market launch of their platform called FIREFLY.  FIREFLY is a 3D Printed patient specific solution that is intended to provide spine surgeons with a highly accurate alternative to navigation and robotic applications in the spinal navigation space. FIREFLY involves the use of CT scans as the core data upon which sophisticated pre-surgical plans are created along with guides and bone models. From 2014 through 2016, Mr. Ness was the Chief Commercial Officer of HeartFlow, Inc. (“Heartflow”). HeartFlow is a medical technology company that created and developed a non-invasive cardiac test enabling physicians to make more informed decisions for their patients with suspected coronary heart disease. Mr. Ness led the business from pre-FDA clearance through a global expansion of early adopter sites. Along with the senior leadership team at HeartFlow, he deployed a strong clinical evidence-based approach in the early launch of the SaaS platform to engage Key Opinion Leader Physicians and the third-party payer community. This resulted in the issuance of Category III CPT Codes and multiple private payer coverage decisions. From 2008 through 2013, he was President of ProNerve, LLC, (“ProNerve"). ProNerve is a provider of intraoperative neuromonitoring services which involves the use of a variety of electro-physiological monitoring procedures during spine and brain surgery, to allow early warning and avoidance of injury to nervous system structures. As President of ProNerve, Mr. Ness presided over a roll up of the highly fragmented Interoperative Nerve Monitoring Industry. From 2004 to 2008, Mr. Ness served as Vice President- Global Sales and Marketing for Medtronic Navigation, a division of Medtronic, Inc. Earlier in his career he was employed by GE Healthcare as Director of Corporate Accounts and for Philips North America as Vice President of Sales Operations, which companies are suppliers of diagnostic imaging equipment.

Mr. Ness currently serves as an advisor to Mighty Oak Medical, K2 Capital and Cleerly. Mr. Ness has a Bachelor’s Degree in Marketing from the University of North Dakota and an MBA from the University of Colorado.

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Scott Breidbart, M.D., Director: Dr. Scott Breidbart has been consulting in the healthcare industry since November 2021. Before that, he was the Chief Medical Officer of Affinity Health Plans from January 2018 until its purchase in November 2021. From October 2016 to January 2018, he was Chief Medical Officer of Solera Health and from October 2015 to September 2016, he was the Chief Clinical Officer of Emblem Health. From November 2008 to October 2015, Mr. Breidbart served as the Chief Medical Officer of Empire BlueCross BlueShield, and from May 1998 to August 2008 he had various roles in medical management for HealthNet. Dr. Breidbart practiced pediatric endocrinology for ten years on the faculty of New York Medical College. He is Board Certified in Pediatrics and Pediatric Endocrinology and is licensed to practice medicine in NY. He holds a BA in Mathematics from Yale, an MD from Columbia, and an MBA from Pace University. We believe Dr. Breidbart’s experience with medical management and medical reimbursement matters provides him with the appropriate set of skills to serve as a member of our board of directors.

Steve Deitsch, Director: Steve Deitsch is currently the CFO of Paragon 28, a medical device company focused on surgical implants for the foot and ankle. Steve has extensive strategic, operational, and financial leadership experience at both publicly traded and privately held companies. From April 2017 to August 2019, Mr. Deitsch served as Senior Vice President and Chief Financial Officer of BioScrip, Inc., which is now part of Option Care Health, Inc. (NASDAQ: BIOS). From August 2015 to April 2017, Mr. Deitsch served as Executive Vice President, Chief Financial Officer and Corporate Secretary of Coalfire, Inc., a leading cyber-security firm owned by The Carlyle Group. Steve served as the Chief Financial Officer of the Zimmer Biomet Spine, Bone Healing, and Microfixation business from July 2014 to July 2015 and as Vice President Finance, Biomet Corporate Controller from February 2014 to July 2014. Mr. Deitsch was the Chief Financial Officer of Lanx from September 2009 until it was acquired by Biomet in October 2013. From 2002 to 2009, Mr. Deitsch also served in various senior financial leadership roles at Zimmer Holdings, Inc. (now part of Zimmer Biomet, Inc.), including Vice President Finance, Reconstructive and Operations, and Vice President Finance, Europe. Steve is a director and audit committee chair of Auddia Inc. (NASDAQ: AUUD), since February of 2021. Mr. Deitsch holds a B.S. in Accounting from Ball State University and has an in-active CPA license. We believe Mr. Deitsch’s financial, management and healthcare experience provides him with the appropriate set of skills to serve as a member of our board of directors.

David Neal, Director: Mr. Neal has been a director since September 2016. He is the founder and a current member of SC Capital 1 LLC which was formed in 2016. SC Capital 1 LLC is a securitized LLC formed to invest in breakthrough medical technologies and therapies. Also, from April 2015 to the present, he has been a partner of Frontier Wealth Enterprises, LLC a financial services firm providing advice-based financial services to high-net worth families. From 2000 to 2015, he held various positions with UBS, including Portfolio Manager and manager of a Regional Office in Wichita Kansas. He was on the Hutchinson Regional Medical Center board of directors for 9 years and currently is a member of the board of the Hutchinson Community Foundation. He holds a Bachelor of Sport Science degree from the University of Kansas and a Master of Management Science degree from the John Cook School of Business at Saint Louis University. We believe Mr. Neal’s experience in medical technology investment provides him with the appropriate set of skills to serve as a member of our board of directors.

William (Bill) Wesemann, Director: Mr. Wesemann has been a director since 2016. Mr. Wesemann has been an independent businessman and investor since June 2002. Prior to 2002 his experience included serving in chief executive, sales leadership, and advisory roles at technology companies. Since 2004, he has been a director of LivePerson (Nasdaq: LPSN), a global technology company that develops conversational commerce and AI software. He is also a director of Stationhead, Inc. (commencing in 2019), a consumer social audio platform; and a director of Mylio, Inc (commencing in 2013) a photo management company. Mr. Wesemann received a B.A. from Glassboro State College (Rowan University). We believe Mr. Wesemann’s experience in technology investing provides him with the appropriate set of skills to serve as a member of our board of directors.

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Amanda Williams, Director: Ms. Williams has been Senior Vice President for Clinical and Regulatory at MedAlliance, a Cordis company, which is a healthcare company focused on treating peripheral and coronary artery disease with the Selution drug coated balloon, since August 2023. From September 2018 to May 2023, she was the Senior Vice President of Clinical, Quality and Regulatory at ViewRay, Inc. (Nasdaq: VRAY), a healthcare company that integrates real time MRI imaging of tumors with the delivery of high dose radiation for improved treatment accuracy. From December, 2017, to September, 2018, she was the Head of Regulatory with the Image Guided Therapy Devices and Systems divisions of Philips. From July, 2010 to December, 2017, Ms. Williams was the Senior Director (2010-2013) and Vice President (2013-2017) of Clinical and Regulatory with The Spectranetics Corp., (now part of Philips), and from 2003 to 2010 she was Manager, and then Director of Regulatory of AGA Medical Corp (now part of Abbott). Prior to these roles, she worked as a Regulatory Specialist with Vascular Solutions and as a Chemist with GE – Osmonics. In these positions, she worked on a diverse range of products, including cardiovascular treatment, implantable heart defect device, combination drug/device and large capital equipment (both imaging and treatment) devices.  At Spectranetics, she led teams that completed multiple global randomized clinical studies. She holds a Master of Science in Regulatory from Northeastern University and a Bachelor of Science in Chemistry from the University of Minnesota. We believe Ms. Williams’ medical clinical and regulatory matters provides her with the appropriate set of skills to serve as a member of our board of directors.

Vote Required and Board of Directors’ Recommendation

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast on the proposal, meaning that the seven director nominees receiving the most votes will be elected. You may vote FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm for the election of directors. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The board of directors recommends voting “FOR” the election of Jeffrey Thramann, Brent Ness, Scott Breidbart, Steve Deitsch, David Neal, William Wesemann and Amanda Williams as directors, to serve for a term ending at the annual meeting of stockholders to be held in 2024.

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Executive Officers Who Are Not Directors

The following table identifies our executive officers who are not directors, and sets forth their current positions at Aclarion and their ages as of September 30, 2023.

Name	Age	Position(s) held	Served as an Officer Since
Executive Officers
John Lorbiecki	60	Chief Financial Officer	2021(1)
Ryan Bond	51	Chief Strategy Officer	2021(2)

_______________

(1)	Mr. Lorbiecki was appointed Chief Financial Officer on October 1, 2021.
(2)	Mr. Bond was appointed Chief Strategy Officer on September 15, 2021.

John Lorbiecki, Chief Financial Officer: Mr. Lorbiecki became our Chief Financial Officer on October 1, 2021. He has over 25 years of financial management and operational experience which includes serving as the divisional CFO for two business units within Medtronic, Inc. From January 2019 through October 1, 2021, Mr. Lorbiecki was a principal of Strategic Finance Solutions LLC, a financial consulting company. From April 2021 to October 2021, he also advised Fusion Robotics LLC through their merger with Integrity Implants Inc., now doing business as Accelus Inc. From January 2020 through April 2021, Mr. Lorbiecki held the lead finance role at Honeybee Robotics, an aerospace company that designs and builds advanced robotic systems. He led the financial dimensions of the strategic planning process, managed monthly project reviews to measure progress and ensure economic targets were met, and oversaw monthly accounting activities. From March 2017 through July 2018, he served as Chief Operating Officer at Colorado Therapeutics LLC, a medical startup focused on innovative biologic soft tissue repair products where he was instrumental in completing the relocation of the company headquarters and increasing manufacturing capacity. From 1991 through 2017 he was with Medtronic, among the largest medical device companies in the world. He led sales operations, including pricing and contracting, for the Cardiac Surgery Division, and moved through other business unit and corporate financial leadership roles. Mr. Lorbiecki has a Bachelor’s Degree in Economics from the University of St. Thomas where he graduated magna cum laude and an MBA from the University of Chicago Booth School of Business.

Ryan Bond, Chief Strategy Officer: Mr. Bond became our Chief Strategy Officer in September 2021. From December 2018 to August 2021, he has been our Vice President, Business Development, where he led business development, sales and marketing including a limited commercial launch of Aclarion’s cloud-based SaaS with early adopters in the US, EU, and UK, Mr. Bond coordinated multiple research trials sponsored by our customers, where Aclarion’s proprietary, adjunctive diagnostic technology is employed. Mr. Bond was instrumental in working with reimbursement consultants to gain Category III CPT Codes for Aclarion with assigned APC rates and advocating to CMS for the removal of a long-standing non-coverage policy for magnetic resonance spectroscopy (MRS, CPT Code 76390). From November 2014 to September 2018 Mr. Bond was Director, Healthcare Solutions at NuVasive, a company in the global spine market. While at NuVasive, he led several strategic initiatives involving strategic partnerships, channel development, pricing, contracting, and sales training. From 2005 to 2014, Mr. Bond was with Accelero Health Partners (“Accelero”), a consulting firm focused on musculoskeletal service line development using a combination of strategic organizational development programs and a proprietary cloud-based business intelligence tool that discretely measured a cadre of clinical, functional, operational, and volume-based metrics, while simultaneously illustrating the interrelated cause-effect of each. In 2006, Accelero was acquired by Zimmer Holdings. Mr. Bond serves on an Advisory Board to the College of Business at Ohio University, where he earned a Bachelor’s of Science Degree in Engineering from the Russ College of Engineering and Technology.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

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PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF

OF HAYNIE & COMPANY AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

The audit committee of our board of directors has appointed Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Aclarion’s stockholders are being asked to ratify this appointment. Haynie & Company has served as Aclarion’s independent registered public accounting firm since August 29, 2023.

The audit committee is solely responsible for selecting Aclarion’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholder approval is not required to appoint Haynie & Company as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Haynie & Company to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Haynie & Company. If the selection of Haynie & Company is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Aclarion and its stockholders.

A representative of Haynie & Company is expected to attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

During the Company’s two most recent fiscal years ended December 31, 2021 and 2022, and the subsequent interim period through the date of its engagement, the Company did not consult with Haynie & Company regarding either of the following: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and Haynie & Company did not provide a written report or oral advice on any accounting, auditing or financial reporting issue that Haynie & Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Resignations of Daszkal Bolton LLP and CohnReznick LLP

The firm of Daszkal Bolton LLP, independent registered public accounting firm, served as the independent registered public accounting firm for the Company from 2021 through May 11, 2023.

On March 8, 2023, the Company was advised by Daszkal Bolton LLP had completed a combination agreement with CohnReznick LLP, and that Daszkal Bolton LLP would resign as the Company’s independent registered public accounting firm.

On May 11, 2023, Daszkal Bolton LLP affirmed to the Company that it had resigned as the Company’s independent registered accounting firm. On May 15, 2023, upon the approval of the audit committee, the Company engaged CohnReznick LLP as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023 and interim periods.

Subsequently, the audit committee, after consultation with the Company’s management and CohnReznick LLP, concluded that the Company’s previously issued audited financial statements for the year ended December 31, 2022 would be restated and re-audited by Cohn Reznick LLP. The restated and re-audited financial statements were filed with the SEC on June 12, 2023.

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On July 10, 2023, the audit committee of the Company was notified by CohnReznick LLP of its decision to resign as the independent registered public accounting firm of the Company effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. Upon the filing of the Form 10-Q on August 25, 2023, CohnReznickLLP resigned.

Daszkal Bolton LLP’s reports on the Company’s financial statements for the fiscal years ended December 31, 2021 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The reports had been prepared assuming that the Company would continue as a going concern and included an explanatory paragraph regarding the Company’s ability to continue as a going concern as result of recurring loses and a deficiency in shareholders’ equity.

In addition, during the Company’s two most recent fiscal years ended December 31, 2021 and 2022, and the subsequent interim period through the effective date of Daszkal Bolton LLP’s resignation, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Daszkal Bolton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Daszkal Bolton LLP’s satisfaction, would have caused Daszkal Bolton LLP to make reference to the subject matter of disagreement in connection with its reports on the Company’s consolidated financial statements for such years; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that Daszkal Bolton LLP advised the Company of material weaknesses in its internal control over financial reporting as of December 31, 2021 and 2022.

During the Company’s two most recent fiscal years ended December 31, 2021 and 2022, and the subsequent interim period through the date of its engagement, the Company did not consult with CohnReznick LLP regarding either of the following: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and CohnReznick LLP did not provide a written report or oral advice on any accounting, auditing or financial reporting issue that CohnReznick LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company engaged CohnReznick LLP as its independent registered public accounting firm on May 15, 2023. Since May 15, 2023 through the effective date of CohnReznick LLP’s resignation, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and CohnReznick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to CohnReznick LLP’s satisfaction, would have caused CohnReznick LLP to make reference thereto in its reports on the financial statements for such period; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that CohnReznick advised the Company of material weaknesses in its internal control over financial reporting as of March 31, 2023.

Independent Registered Public Accounting Firm Fees

The table below presents fees for professional audit and other services rendered by Daszkal Bolton LLP for the fiscal years 2022 and 2021:

	2022	2021
Audit fees(1)	$100,000	$97,982
Tax fees	–	–
All other fees	–	–
Total fees	$100,000	$97,982

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The table below presents fees for professional audit and other services rendered by CohnReznick LLP for the fiscal years 2022 and 2021:

	2022	2021
Audit fees(1)	$25,000	$–
Tax fees	–	–
All other fees	–	–
Total fees	$25,000	$–

(1)	Audit fees consist of fees for the audit of our annual financial statements and the review of our interim financial statements. Audit fees also include the services that an independent auditor would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During fiscal years 2022 and 2021, no services were provided to us by Daszkal Bolton LLP and CohnReznick LLP other than in accordance with the pre-approval policies and procedures described above.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of common stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting is required to ratify the appointment of our independent public accountants. Abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal.

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee has authority to vote your unvoted shares held by the firm on this proposal. If your broker, bank or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Haynie & Company as Aclarion’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

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PROPOSAL NO. 3 — APPROVAL OF ELOC ISSUANCE PROPOSAL

Our stockholders are being asked to approve the issuance of all of the Purchase Notice Shares (defined below) and issuance of the Commitment Shares (defined below) which together are in excess of 19.99% (or 1,645,279 shares of common stock) of the shares of the common stock outstanding immediately prior to the execution of that certain common stock purchase agreement (the “Exchange Cap”) dated as of October 9, 2023, by and between the Company and White Lion Capital, LLC (“White Lion”) (the “Purchase Agreement”). Upon stockholder approval, the Company will able to issue more than 19.99% of the shares of the common stock outstanding pursuant to the Purchase Agreement without further action from the stockholders and without violating applicable Nasdaq rules.

Terms of the Purchase Agreement

Pursuant to the Purchase Agreement, subject to specified terms and conditions, the Company may sell to White Lion up to $10 million (the “Investment Amount”) of shares of common stock (the “Purchase Notice Shares”) from time to time during the term of the Purchase Agreement (the “Equity Line of Credit”). In connection with the Equity Line of Credit, the Company also agreed to file a registration statement with the SEC covering the resale of shares of common stock issued or sold to White Lion under the Purchase Agreement (the “Registration Statement”).

In consideration for the commitments of White Lion under the Purchase Agreement, the Company issued to White Lion 187,500 shares of Common Stock (the “Commitment Shares”), having a value of $75,000 based upon the closing sale price of our common stock on October 6, 2023.

The Company cannot issue any additional shares to White Lion until the date that the Registration Statement covering the resale of shares of common stock that have been and may in the future be issued to White Lion under the Purchase Agreement, which the Company agreed to file with the SEC in connection with the Equity Line of Credit, is declared effective by the SEC and a final prospectus in connection therewith is filed and all of the other conditions set forth in the Purchase Agreement are satisfied (such date, the “Commencement Date”). Such Registration Statement was declared effective by the SEC on October 20, 2023.

Subject to the satisfaction of certain customary conditions, the Company’s right to sell shares to White Lion will commence on the Commencement Date and extend until December 31, 2024, unless the Company has exercised its right in full to sell shares to White Lion under the Purchase Agreement prior to such date (the period beginning on the effective date and ending on the earlier of such dates, the “Commitment Period”). During such term, subject to the terms and conditions of the Purchase Agreement, the Company shall notify (such notice, a “Purchase Notice”) White Lion when the Company exercises its right to sell shares (the effective date of such notice, a “Notice Date”). The Purchase Notice may be a Fixed Purchase Notice, a Rapid Purchase Notice or a VWAP Purchase Notice, each as described below.

The number of shares sold pursuant to any such notice may not exceed the lesser of (i) 30% of the Average Daily Trading Volume for the common stock traded on Nasdaq and (ii) $1,000,000 divided by the highest closing price of the common stock over the most recent five business days immediately preceding receipt of the applicable Purchase Notice from the Company, and can be increased at any time at the sole discretion of White Lion, up to 9.99% of the outstanding shares of the Company.

Under a Fixed Purchase Notice, the purchase price to be paid by White Lion for any such shares will equal 85% of lowest daily VWAP of the common stock during a period of five consecutive business days prior to, ending on and including the applicable Notice Date. Under a VWAP Purchase Notice, the purchase price to be paid by White Lion will equal 95% of the VWAP of the common stock during the two consecutive business days commencing on and including the applicable Notice Date. Under a Rapid Purchase Notice, the purchase price to be paid by White Lion will equal 85% of the VWAP of the common stock on the applicable Notice Date, unless notice is provided after 9:00 a.m. New York time on any business day, in which case the purchase price to be paid by White Lion will equal the lowest traded price of the Company’s common stock on the applicable Notice Date.

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The Company may terminate the Purchase Agreement at any time in the event of a material breach of the Common Stock Purchase Agreement by White Lion, which shall be effected by written notice being sent by the Company to White Lion; provided, however, that the Company shall have delivered the Commitment Shares to White Lion prior to such termination. In addition, the Purchase Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period or (ii) the date that, pursuant to or within the meaning of any bankruptcy law, the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors.

The Purchase Agreement also prohibits the Company from directing White Lion to purchase any shares of common stock if those shares, when aggregated with all other shares of common stock then beneficially owned by White Lion and its affiliates, would result in White Lion and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of common stock.

The Company’s net proceeds under the Purchase Agreement will depend on the frequency of sales and the number of shares sold to White Lion and the prices at which the Company sells shares to White Lion. The Company expects that any net proceeds it receives from such sales to White Lion will be used for general corporate purposes, including working capital.

Nasdaq

Because our common stock is traded on the Nasdaq Capital Market, we are subject to the Nasdaq Listing Rules, including Rule 5635(d).

Pursuant to Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the “Minimum Price” as defined in the Nasdaq Listing Rules. The Company may not issue or sell to White Lion under the Purchase Agreement more than 19.99% of the shares of the common stock outstanding immediately prior to the execution of the Purchase Agreement unless (i) stockholder approval is obtained or (ii) the issuances and sales of common stock pursuant to the Purchase Agreement are not deemed to be less than the Minimum Price.

Additional Information

This summary is intended to provide you with basic information concerning the Purchase Agreement and the Equity Line of Credit. The full text of the Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on October 10, 2023 (the “October 10th Form 8-K”). The October 10th Form 8-K and the documents filed as exhibits thereto are incorporated herein by reference.

Effect on Current Stockholders if the ELOC Issuance Proposal is Approved

Each additional share of our common stock that would be issuable to White Lion, would have the same rights and privileges as each share of our currently outstanding common stock. The issuance of shares of our common stock to White Lion pursuant to the terms of the Purchase Agreement will not affect the rights of the holders of our outstanding common stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our shares of common stock issuable to White Lion could adversely affect prevailing market prices of our shares of common stock.

Effect on Current Stockholders if the ELOC Issuance Proposal is Not Approved

The Company is not seeking the approval of its stockholders to authorize its entry into the Purchase Agreement or any related documents, as the Company has already done so and such documents already are binding obligations of the Company. The failure of the Company’s stockholders to approve this Proposal No. 3 will not negate the existing terms of the documents, which will remain binding obligations of the Company.

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If the stockholders do not approve this Proposal No. 3, the Company will be limited in its ability to issue Purchase Notice Shares pursuant to the Purchase Agreement. The Board and the management of the Company believe that the potential to use the Equity Line of Credit would provide the Company flexibility in how it implements its business plans and ultimately generates value for its stockholders.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of common stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting is required for the approval of this Proposal 3. Abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal.

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm on this Proposal 3. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of the vote on Proposal 3.

The board of directors recommends voting “FOR” Proposal No. 3 to approve the ELOC Issuance Proposal.

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CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity.
•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•	Nominees should have skills that are complementary to those of the existing board.
•	Nominees should have the education, expertise and business acumen to assist and support management and make significant contributions to the Company’s success.
•	Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Aclarion, Inc., 8181 Arista Place, Suite 100, Broomfield, CO 80021, Attention: Corporate Secretary. Assuming that biographical and background materials have been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends such candidate’s election, then such candidate’s name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Our common stock was approved for listing on The Nasdaq Global Select Market. Under the Nasdaq listing rules, independent directors must comprise a majority of a listed company’s board of directors within twelve months from the date of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that nominating and corporate governance committee members satisfy independence criteria set forth in Rule 10C- 1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (2) be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board of directors consider, for each member of a nominating and corporate governance committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a nominating and corporate governance committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

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Our board of directors has determined that all members of the board of directors, except Jeffrey Thramann, Brent Ness and David Neal, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

Director Diversity

The following Board Diversity Matrix presents our board of directors’ diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (As of April 21, 2023)

Board Size: Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	6
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Board Committees

Our board has three committees, consisting of an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the committees is posted on the corporate governance section of our website, https://investors.aclarion.com/corporate-governance.

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The table below shows current membership for each of the standing committees of our board of directors.

Nominating and Corporate
Audit Committee	Compensation Committee	Governance Committee
Stephen Deitsch*	Bill Wesemann*	Amanda Williams*
Scott Breidbart	Scott Breidbart	Scott Breidbart
Bill Wesemann	Amanda Williams	Bill Wesemann

__________________

* Denotes committee chair.

Audit Committee

Bill Wesemann, Scott Breidbart and Steve Deitsch serve on the audit committee, which is chaired by Stephen Deitsch. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Stephen Deitsch as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2022, the audit committee met five times. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•	overseeing the company’s risk management protocols and procedures, including our information security and technology risks and programs, and preparing an annual report to our board of directors on the audit committee’s risk assessment findings and risk management activities;
•	recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

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Compensation Committee

Amanda Williams, Scott Breidbart, and Bill Wesemann serve on the compensation committee, which is chaired by Bill Wesemann. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2022, the compensation committee (formerly our “compensation, nomination and corporate governance committee”) met two times. The compensation committee’s responsibilities include:

•	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and, based on such evaluation, (i) recommending to the board of directors the cash compensation of our Chief Executive Officer and (ii) reviewing and recommending to the board of directors any grants and awards to our Chief Executive Officer under equity-based plans;
•	reviewing and approving the compensation of our other executive officers;
•	reviewing and establishing our overall management compensation philosophy and policy;
•	overseeing and administering our compensation and similar plans;
•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq listing rules;
•	reviewing and approving our policies and procedures for the grant of equity-based awards;
•	reviewing and recommending to the board of directors the compensation of our directors; and
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if and when required, to be included in our annual proxy statement;
•	preparing our compensation committee report if and when required by the SEC rules to be included in our annual proxy statement; and
•	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Nominating and Corporate Governance Committee

Bill Wesemann, Scott Breidbart, and Amanda Williams serve on the nominating and corporate governance committee, which is chaired by Amanda Williams. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. The nominating and corporate governance committee held no meetings during the fiscal year ended December 31, 2022. The nominating and corporate governance committee’s responsibilities include:

•	reviewing and advising management regarding the company’s human capital management strategies, including culture, diversity and inclusion strategies, programs and initiatives;
•	developing and recommending to the board of directors criteria for board and committee membership;
•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•	identifying individuals qualified to become members of the board of directors;
•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;
•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines;
•	reviewing and overseeing the company’s strategy, initiatives, and policies related to diversity and inclusion, and ethics and compliance programs; and
•	overseeing the evaluation of our board of directors and management.

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The nominating and corporate governance committee considers candidates for board of director membership suggested by its members and our executive officers. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq Rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Our board of directors may from time to time establish other committees.

Identifying and Evaluating Director Nominees.

Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year for directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Minimum Qualifications for Director Nominees.

Our nominating and corporate governance committee and our board of directors consider a broad range of factors relating to the qualifications of nominees. Our nominating and corporate governance committee’s and our board of directors’ priority in selecting board members is the identification of persons who will provide a composite mix of backgrounds, experience, knowledge and capabilities that will allow our board to promote our strategic objectives and fulfill its responsibilities to our stockholders. Our nominating and corporate governance committee and our board of directors value diversity and, as such, also consider diversity of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation when selecting members of our board.

Board and Committee Meetings Attendance

Since our current board took office at the time of our April 2022 IPO, the board held a total of four meetings in 2022. Our Audit Committee held five meetings, our Compensation Committee held two meetings, and our Nominating and Governance Committee held no meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the board and the board committees on which he or she served.

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Director Attendance at Annual Meeting of Stockholders

While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend all meetings of stockholders. We expect that several of our directors will attend the 2023 Annual Meeting of Stockholders.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers and directors, except for transactions involving our publicly traded common stock warrants.

Rule 10b5-1 Sales Plans

Our policy governing transactions in our securities by directors, officers, and employees permits our officers, directors, and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place and can only put such plans into place while the individual is not in possession of material non-public information. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including all of our executive officers. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.aclarion.com/corporate-governance. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

Board Leadership Structure and Board’s Role in Risk Oversight

The board does not have an express policy on whether the role of chairman of the board should be combined or separated from the role of the CEO or any other executive officer position. Instead, the board prefers to maintain the flexibility to determine which leadership structure best serves the interests of Aclarion and its stockholders based on the evolving needs of the Company. We currently have a combined leadership structure where our chairman is also an executive officer of the Company. Where the chairman and an executive officer role are combined as they are currently, our corporate governance guidelines require that we have a lead independent director position to complement the chairman’s role and to serve as the principal liaison between the non-employee directors and the chairman. Mr. Wesemann currently serves as our lead independent director, providing effective, independent leadership of our board through his set of roles and responsibilities.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day- to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

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The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Aclarion

Any stockholder or interested party may communicate with our board of directors, as a whole, or with individual directors on the board of directors, through an established process for stockholder and other interested party communication. For a communication directed to the board of directors as a whole, stockholders and other interested parties may submit a written communication by postal mail to the attention of the chair of our board of directors at the following address: Aclarion, Inc., Attention: Chair of the Board of Directors, c/o Corporate Secretary, 8181 Arista Place, Suite 100, Broomfield, CO 80021.

For a communication directed to an individual director in his capacity as a member of the board of directors, stockholders and other interested parties may send such communication to the attention of the individual director at the following address: Aclarion, Inc., Attention: [Name of Individual Director], c/o Corporate Secretary, 8181 Arista Place, Suite 100, Broomfield, CO 80021.

We will forward by U.S. Mail any such communication to each director, and the chair of the board of directors in his capacity as a representative of the board of directors, to whom such communication is addressed to the address specified by each such director and the chair of the board of directors, unless there are safety or security concerns that mitigate against further transmission. A copy of any such written communication may also be forwarded to the Company’s counsel and a copy of such communication may be retained for a reasonable period of time. You may submit your concern anonymously or confidentially.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. The Company has also established a toll-free telephone number for the reporting of such activity, which is (833) 214-2442.

Compensation committee interlocks and insider participation

None of the current members of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Non-Employee Director Compensation

Our non-employee directors began serving on our board following our April 2022 IPO. Accordingly, our current non-employee directors did not receive any cash or equity compensation from the Company for the year ended December 31, 2021.

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Our Executive Chairman, Dr. Thramann, and our President and Chief Executive Officer, Mr. Ness, do not receive compensation for their services as a director.

Following our April 2022 IPO, our board of directors approved the following compensation for our non-employee directors in 2022. Our non-employee directors will receive annual cash compensation of (i) $25,000 for service on the board (ii) $15,000 for service as the Audit Committee chair, and (iii) $5,000 for service on each board committee. All cash payments will be made quarterly in arrears, and pro-rated for any partial quarters of service.

The following Director Compensation Table summarizes the compensation of each of our non-employee directors for services rendered to us during the year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Scott Breidbart	27,582	-0-	104,218	-0-	131,800
Steve Deitsch	31,030	-0-	104,218	-0-	135,248
David Neal	17,239	-0-	-0-	100,000 (2)	117,239
William Wesemann	27,582	-0-	105,190	-0-	132,772
Amanda Williams	24,135	-0-	104,218	-0-	128,353

 __________________

(1)	Represents the grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For information regarding assumptions underlying the valuation of equity awards, see Note 15 to our financial statements included in our 2022 Annual Report on Form 10-K.
(2)	Reflects a cash bonus paid following the closing of our IPO.

Executive Compensation

As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act.

This section provides an overview of the compensation awarded to, earned by, or paid to each individual who served as our principal executive officer during our fiscal year 2022, and our next three most highly compensated executive officers in respect of their service to our Company for fiscal year 2022. We refer to these individuals as our named executive officers. Our named executive officers for fiscal year 2022 are:

•	Jeffrey Thramann, our Executive Chairman;
•	Brent Ness, our Chief Executive Officer;
•	John Lorbiecki, our Chief Financial Officer; and
•	Ryan Bond, Chief Strategy Officer.

Our executive compensation program is based on a pay for performance philosophy. Compensation for our executives is composed primarily of the following main components: base salary, bonus, and equity incentives in the form of stock options and/or RSUs. Like all full-time employees, our executive officers are eligible to participate in our health and welfare benefit plans. We will continue to evaluate our compensation philosophy and compensation plans and arrangements as circumstances require.

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2022 Summary Compensation Table

The following table contains information about the compensation paid to or earned by each of our Named Executive Officers during the two most recently completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Jeff Thramann, Executive Director	2022	300,000	18,750	–	252,369	–	571,119
	2021	250,000	–	–	672,603	–	922,603

Brent Ness, Chief Executive Officer	2022	300,000	118,750(3)	–	90,704	–	509,454
	2021	100,000	–	–	186,216	–	286,216

Ryan Bond, Chief Strategy Officer	2022	200,000	19,532	–	–	–	219,532
	2021	185,417	17,188(4)	–	3,983	–	206,588

John Lorbiecki, Chief Financial Officer	2022	225,000	89,871(5)	–	19,747	–	334,618
	2021	56,250	–	–	36,513	–	92,763

____________________

(1)	The Company has a discretionary annual cash bonus program. Except for the amounts described below in notes 3, 4 and 5, the bonus amounts reflect cash bonus amounts earned in the 2022 year (as determined and approved by our compensation committee in March 2023) but which amounts have not been paid to date. Such bonus amounts will not be paid until the Company has additional funding and cash liquidity.
(2)	Represents the grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For information regarding assumptions underlying the valuation of equity awards, see Note 15 to our financial statements included in our 2022 Annual Report on Form 10-K.
(3)	Under the terms of his employment agreement, Mr. Ness received a bonus payment of $100,000 upon the IPO completed in April 2022.
(4)	The Company implemented a cash bonus plan related to the temporary deferral of all employees’ base salaries by 50% effective as of October 16, 2020. Under this program, $17,188 was paid to Mr. Bond in 2021 and $8,594 was paid in 2022.
(5)	Under the terms of his employment agreement, Mr. Lorbiecki received a bonus payment of $28,125 upon the IPO completed in April 2022.

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Employment Agreements

Dr. Jeff Thramann

On June 15, 2021, we entered into an employment agreement with Dr. Jeff Thramann. The employment agreement was retroactively made effective to March 1, 2021. The employment agreement provides that Dr. Thramann will:

•	Receive a salary of $25,000 per month.;
•	Be appointed as Executive Director (an executive officer position with the Company), as an “at will” employee, until the date of the IPO, at which time he transitioned from Executive Director to Executive Chairman, an executive officer of the Company.
•	Be issued options (the “Thramann Options”) to purchase 1,204,819 shares of common stock (the “Thramann Option Shares”) of the Company subject to the terms and conditions set forth in the Company’s equity incentive plan, at an exercise price of $1.94 per share. The options have a 10-year term. The vesting of the Thramann Options occurred on the date of the IPO, April 21, 2022.

Brent Ness

On September 15, 2021, we entered into an Employment Agreement with Brent Ness. The employment agreement provides that Mr. Ness would:

•	Be appointed Chief Executive Officer of the Company.
•	Receive an annual base salary of $300,000, plus an additional $100,000 if the Company completes an initial public offering and its securities are listed for trading on Nasdaq or the NYSE.
•	Commencing in 2022, Mr. Ness will be eligible to receive, upon certain conditions, an annual incentive bonus up to 50% of Mr. Ness’ base salary
•	Mr. Ness’ employment agreement is terminable ‘at will’ by the Company. If the Company terminates Mr. Ness’ employment without cause or Mr. Ness terminates for good reason, he is entitled to receive twelve months of base salary, (ii) up to nine months of paid health insurance under COBRA, and (iii) any earned but unpaid bonus for a prior completed fiscal year.
•	Be issued options to purchase 341,365 shares of common stock of the Company, subject to the terms and conditions set forth in the Company’s equity incentive plan, at an exercise price of $1.94 per share. The stock options have a 10-year term. The stock options will vest in 48 equal installments on each monthly anniversary of the date of grant, such that the grant will become fully vested and exercisable on the four-year anniversary of the date of grant.

John Lorbiecki

On September 22, 2021, we entered into an Employment Agreement with John Lorbiecki. The employment agreement provides that Mr. Lorbiecki would:

•	Be appointed Chief Financial Officer of the Company as an “at will” employee.
•	Receive an annual base salary of $225,000.
•	Commencing in 2022, Mr. Lorbiecki will be eligible to receive, upon certain conditions, an annual incentive bonus up to 50% of Mr. Lorbiecki’s base salary.
•	Mr. Lorbiecki’s employment agreement is terminable ‘at will’ by the Company. If the Company terminates Mr. Lorbiecki’s employment without cause or Mr. Lorbiecki terminates for good reason, he is entitled to receive twelve months of base salary, (ii) up to nine months of paid health insurance under COBRA, and (iii) any earned but unpaid bonus for a prior completed fiscal year.
•	Be issued options to purchase 66,934 shares of common stock of the Company subject to the terms and conditions set forth in the Company’s equity incentive plan, at an exercise price of $1.94 per share. The stock options have a 10-year term. The stock options will vest in 48 equal installments on each monthly anniversary of the date of grant, such that the grant will become fully vested and exercisable on the four-year anniversary of the date of grant.

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Outstanding Equity Awards at 2022 Fiscal Year End Table

The following table presents information regarding all outstanding stock options and stock awards held by each of our named executive officers on December 31, 2022.

		Option Awards				Stock Awards

		Number of	Number of			Number of	Market
		Securities	Securities			Shares or	Value of
		Underlying	Underlying			Units of	Shares or
		Unexercised	Unexercised	Option		Stock That	Units That
		Options	Options	Exercise	Option	Have Not	Have Not
	Grant	(#)	(#)	Price	Expiration	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	(#)	($)
Dr. Jeffrey Thramann	9/27/2021	1,204,819	–	$1.94	9/27/2031	–	–
	9/14/2022	185,285	–	$1.94	9/14/2032	–	–

Brent Ness	9/27/2021	106,677	234,689	$1.94	9/27/2031	–	–
	9/14/2022	23,619	51,963	$1.94	9/14/2032	–	–

Ryan Bond	2/19/2019	21,419	–	$1.34	2/19/2029	–	–
	9/4/2021	6,108	–	$1.94	9/4/2031	–	–

John Lorbiecki	9/27/2021	19,523	47,412	$1.94	9/27/2031	–	–
	9/14/2022	4,799	11,656	$1.94	9/14/2032	–	–

Equity Compensation Plan Information

The following table provides information as of December 31, 2022 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a ))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Stockholders (1)	3,220,735	$1.77	984,747

Equity Compensation Plans Not Approved by Stockholders	–	–	–

Total	3,220,735	$1.77	984,747

(1)	Consists of (i) stock options granted under the Nocimed, Inc. 2015 Stock Plan and (ii) stock options and restricted stock units (“RSUs”) granted under the Aclarion, Inc. 2022 Equity Incentive Plan, as amended. We ceased granting awards under the 2015 Plan upon the implementation of the 2022 Plan described below.

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The Company’s 2022 Equity Incentive Plan, which became effective upon the completion of our IPO in April 2022, serves as the successor equity incentive plan to the 2015 Plan.

The 2022 Equity Incentive Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2023 and ending in 2032 equal to the lesser of (a) five percent (5%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (b) such smaller number of shares of stock as determined by our board of directors. On January 1, 2023, the Company had an additional 393,076 common shares added to the 2022 Equity Incentive Plan pursuant to the evergreen provision.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under the sections entitled “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2022, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which:

•	the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total asset amounts at December 31, 2022); and
•	in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Since January 2020, we paid a total of $125,324 to the Regents of the University of California pursuant to our License Agreement with them. Professor Jeffrey Lotz, PhD, who was a director of the Company prior to our IPO, is a Director of the Company, is the Vice Chair of Orthopedic Research at University of California San Francisco. Dr. Lotz continues to serve as a member of our Scientific Advisory Board. We will continue to make payments to the Regents of the University of California for the duration of our License Agreement with them.

We have entered into a number of investment and commercial transactions with Nuvasive, Inc. (NuVasive”) which owns more than 10% of our outstanding common shares.

In 2015, NuVasive purchased approximately $2.0 million of the Company’s Series B preferred shares. NuVasive and the Company also entered into a marketing agreement pursuant to which NuVasive would be the exclusive, other than the Company, marketing provider for the Company’s technology and NuVasive would receive a commission (the “Commission”) of all sales of the technology made by NuVasive. In conjunction with the marketing agreement, the Company entered into a Right of First Offer (“ROFO”) Agreement pursuant to which the Company agreed that in the event that the Company determined to enter into a sale event (defined to include a sale of 50% or more of the Company’s outstanding voting securities, a sale of substantially all of the Company’s assets, or a sale or exclusive license of substantially all of the Company’s intellectual property) NuVasive would have the right to receive notice (“ROFO Notice”), and NuVasive would have a 60-day period to determine whether it wanted to acquire the Company on terms set forth in the ROFO Notice. The ROFO obligations will expire 42 months after the FDA issues its first regulatory clearance of a Company product or service. The ROFO obligations do not apply to any proposed sale event in which the acquisition price is $40 million or more.

In February 2020, NuVasive agreed to purchase $308,720 of convertible notes, convertible into Series B-1 preferred shares and in connection with such purchase, was issued a warrant to purchase 171,511 shares of common stock at an exercise price of $.18 per share.

In February 2020, NuVasive and the Company also entered into an amended and restated commission agreement (the “Commission Agreement”), pursuant to which the Company agreed to pay NuVasive a commission of 6% of certain revenues of the Company related to Aclarion’s Nociscan technology through December 31, 2023, and issued to NuVasive the right to receive the Company’s preferred shares subject to the terms of a $2 million “SAFE” (Simple Agreement for Future Equity). The SAFE provided that NuVasive would receive $2 million of capital stock if the Company would raise a minimum of $10.0 million of new capital on or before December 31, 2020, which was later extended to June 30, 2021. If the $10.0 million was not raised, the Company would issue to NuVasive 1,584,660 Series B-2 preferred shares. The $10.0 million was not raised and the Company issued 1,584,660 Series B-2 preferred shares to NuVasive in December 2021. In connection with the Commission Agreement, NuVasive agreed that: (i) NuVasive would cease to market the Company’s technology, (ii) NuVasive would reduce their Commission to 6%, and (iii) Commissions to NuVasive would terminate on December 31, 2023. In December 2021, NuVasive’s convertible notes were converted into Series B-3 preferred shares.

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Since January 2019, SC Capital 1 LLC and Clark Gunderson, M.D. have invested in (i) our Series B-1 preferred stock financing and (ii) our 6% convertible preferred note financing. Such investments were made on the same terms offered to other investors. David Neal, one of our directors, is the founder and a current member of SC Capital 1, LLC. Until December 2022, SC Capital 1 LLC owned more than 10% of our outstanding common shares.

On February 16, 2023, we entered into a securities purchase agreement with Jeffrey Thramann, our Executive Chairman pursuant to which we issued and sold one (1) share of the Company’s newly designated Series A Preferred Stock for an aggregate purchase price of $1,000.

The share of Series A Preferred Stock will have 15,000,000 votes and will vote together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to any proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock. The share of Series A Preferred Stock will be voted, without action by the holder, on any such reverse stock split proposal in the same proportion as shares of common stock are voted on such proposal (excluding any common shares that are not voted).

The Series A Preferred Stock otherwise has no voting rights, except as may otherwise be required by the General Corporation Law of the State of Delaware. The share of Series A Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The share of Series A Preferred Stock has no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily. The holder of the Share of Series A Preferred Stock will not be entitled to receive dividends of any kind. The share of Series A Preferred Stock shall be redeemed in whole, but not in part, at any time (i) if such redemption is ordered by our board in its sole discretion or (ii) automatically upon the effectiveness of the amendment to the Certificate of Incorporation implementing a reverse stock split. Upon such redemption, the holder of the Series A Preferred Stock will receive consideration of $1,000.00 in cash. We redeemed the one outstanding share of Series A preferred stock on March 28, 2023.

Related Person Transaction Policy

Our board of directors adopted a written related person transaction policy providing that transactions with our directors, executive officers and holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by the audit committee. This policy became effective in February 2022 in connection with our IPO. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons and in which a related person has or will have a direct or indirect material interest.

Pursuant to this policy, the material facts as to the related person’s relationship or interest in the transaction are disclosed to our audit committee prior to their consideration of such transaction. The audit committee will consider, among other factors that it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4, and 5) with the SEC. Officers, directors, and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed to date in 2022 by Section 16(a) under the Exchange Act, except that each of Mr. Lorbiecki, Mr. Bond, SC Capital and Nuvasive filed a late Form 3.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of September 30, 2023 by:

•	each of our directors;
•	each of our named executive officers;
•	all of our current directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to be the beneficial owner of more than five percent of our capital stock.

The column entitled “Shares Beneficially Owned” is based on a total of 8,230,510 shares of our common stock outstanding as of September 30, 2023.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options and RSUs that are currently exercisable or vested, or exercisable or will vest within 60 days of September 30, 2023 are considered outstanding and beneficially owned by the person holding the options and RSUs for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are c/o Aclarion, Inc., 8181 Arista Place, Suite 100, Broomfield, CO 80021.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock
5% Stockholders:
NuVasive Inc. (1)	1,126,495	13.7%
James Peacock (2)	515,162	6.1%
Clark Gunderson	439,876	5.3%
Richard Minicozzi (3)	410,799	4.9%

Executive Officers and Directors:
Jeff Thramann (4)	1,390,104	14.4%
Brent Ness (5)	247,347	2.9%
John Lorbiecki (6)	65,836	0.8%
Ryan Bond (7)	68,527	0.8%
David Neal (8)	291,210	3.5%
William Wesemann (9)	107,026	1.3%
Amanda Williams (10)	33,250	0.4%
Stephen Deitsch (10)	33,250	0.4%
Scott Breidbart (10)	33,250	0.4%

All directors and executive officers as a group (9 persons)	2,269,799	22.3%

___________________

(1)	The principal business address for NuVasive, Inc. is 7475 Lusk Boulevard, San Diego, California 92121.
(2)	Mr. Peacock’s individually owned beneficial shares includes 229,112 common shares and 157,535 vested stock options. Mr. Peacock also influences the voting shares of a related entity which holds 128,515 common shares.
(3)	Mr. Minicozzi’s beneficial ownership prior to offering includes 405,429 common shares and 5,370 common stock warrants. Does not include 400,059 common stock warrants that are not currently exercisable due to a 4.9% ownership blocker provision. Mr. Minicozzi’s beneficial ownership after offering includes 405,429 common shares and 405,429 common stock warrants.
(4)	Represents outstanding stock options held by Dr. Thramann.
(5)	Mr. Ness’ beneficial ownership includes 20,500 common shares, 225,847 vested options, and 1,000 IPO Warrants, and excludes 191,101 unvested options.
(6)	Mr. Lorbiecki’s beneficial ownership includes 22,404 common shares and 43,432 vested options, and excludes 39,957 unvested options.
(7)	Mr. Bond’s beneficial ownership includes 20,000 common shares, 27,527 vested options, and 21,000 IPO Warrants.
(8)	Mr. Neal’s beneficial ownership includes 186,528 common shares, 34,400 IPO Warrants, and 70,282 vested options.
(9)	Mr. Wesemann’s beneficial ownership includes 52,736 common shares, 43,290 vested stock options, and 11,000 IPO Warrants, and excludes 29,750 unvested stock options.
(10)	Includes 33,250 vested stock options and excludes 29,750 unvested stock options.

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REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Aclarion’s financial statements, (2) Aclarion’s compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of Aclarion’s independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Aclarion and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Aclarion’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Aclarion’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2022. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the audit committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm as required by applicable requirements of the PCAOB regarding that firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Aclarion be included in Aclarion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, that was filed with the SEC. The information contained in this report shall not be deemed to be “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF ACLARION, INC.

Stephen Deitsch
Scott Breidbart
William Wesemann

October 31, 2023

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HOUSEHOLDING

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. This request may be submitted by contacting Aclarion, Inc., 8181 Arista Place, Suite 100, Broomfield, CO 80021, Attention: Corporate Secretary, telephone: 833-275-2266. Any such stockholder may also contact our Corporate Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2024 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act. However, if the date of the annual meeting of stockholders in 2024 (the “2024 Annual Meeting”) is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2024 annual meeting.

If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. We intend to hold the 2024 annual meeting in late May or early June, 2024. Therefore, we intend to publicly announce the date of the 2024 annual meeting and the Rule 14a-8 deadline in early 2024.

SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Aclarion, Inc., 8181 Arista Place, Suite 100, Broomfield, CO 80021, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal outside of Rule 14a-8 of the Exchange Act at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting (i) by or at the direction of the board of directors or (ii) by a stockholder who was a stockholder of record at the time of giving notice, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting.

In accordance with the advance notice procedure specified in our bylaws, for any stockholder proposal submitted outside the processes of Rule 14a-8 of the Exchange Act to be considered timely, the required notice must be in writing and received by our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is convened more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received not later than the close of business on the later of (i) the 90th day prior to the scheduled date of such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting was first made.

We intend to hold the 2024 annual meeting in late May or early June, 2024. Therefore, we intend to publicly announce the date of the 2024 annual meeting and the Rule 14a-8 deadline in early 2024.

Stockholder proposals and the required notice should be addressed to Aclarion, Inc., 8181 Arista Place, Suite 100, Broomfield, CO 80021, Attention: Corporate Secretary.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at https://www.sec.gov. You may also access any document we file with the SEC on our website at https://www.aclarion.com under the “Investor Relations” section.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November [***], 2023. You should not assume that the information contained in this document is accurate as of any date other than that date, and the provision of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

ANNUAL REPORT

We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report as filed with the SEC. Requests for such copies should be addressed to:

Aclarion, Inc.

8181 Arista Place, Suite 100

Broomfield, CO 80021

(833) 275-2266

Attention: Corporate Secretary

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

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ACLARION, INC.

Annual Meeting of Stockholders

December [***], 2023

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VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy
Click on Proxy Voter Login and log-on using the below control number. The voting polls will be open until 11:59 p.m. December __, 2023.

CONTROL #

* SPECIMEN *
1 MAIN STREET
ANYWHERE PA 99999-9999

VOTE IN PERSON

If you would like to vote in person, please attend the Annual Meeting of Stockholders to be held on December __, 2023 at 9:30 a.m. (Mountain time) at the offices of Aclarion, Inc., 8181 Arista Place, Broomfield, CO 80021

Annual Meeting of Stockholders Proxy Card - Aclarion, Inc.

The Board of Directors recommends you vote "FOR" each of the director nominees, "FOR" on Proposals 2 and 3

1. Election of Directors:

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)

☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW:

01 Jeffrey Thramann   02 Brent Ness   03 Stephen Deitsch   04 Scott Breidbart
05 David Neal   06 William Wesmann   07 Amanda Williams

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Date ____________ **Signature** ____________ **Signature, if held jointly** ____________

To change the address on your account, please check the box at right and indicate your new address. ☐

* SPECIMEN *   AC:ACCT999   90.00

ACLARION, INC.

Annual Meeting of Stockholders

December __, 2023

ACLARION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of ACLARION, INC., a Delaware corporation, hereby appoint(s) **Brent Ness** and **John Lorbiecki**, or either of them, as proxies for the undersigned, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ACLARION, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, Mountain Time, on December __, 2023, at **8181 Arista Place, Broomfield, CO 80021**, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" each of the nominees for director and "FOR" proposals 2 and 3, each as described in the Proxy Statement.

PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE

(Continued and to be signed on Reverse Side)